UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2007
NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11123 (Commission File Number)	36-3817266 (IRS Employer Identification Number)

333 West Wacker Drive, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 917-7700

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events
On September 18, 2007, at a special meeting of the stockholders of Nuveen Investments, Inc. (“Nuveen Investments”), Nuveen Investments’ stockholders voted to adopt the Agreement and Plan of Merger dated as of June 19, 2007, among Windy City Investments, Inc., Windy City Acquisition Corp., a wholly owned subsidiary of Windy City Investments, Inc., and Nuveen Investments, which provides for the acquisition of Nuveen Investments by a group of private equity investors led by Madison Dearborn Partners, LLC. Of the approximately 74.92% of shares of Nuveen Investments common stock entitled to vote at the special meeting that actually were voted, approximately 88.34% of those shares were voted in favor of adoption of the merger agreement.
A copy of the press release issued by Nuveen Investments announcing the approval is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Stockholder Approval, dated September 18, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2007	NUVEEN INVESTMENTS, INC.
	By:	/s/ John L. MacCarthy
		Name:	John L. MacCarthy
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Stockholder Approval, dated September 18, 2007